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                                                                     May 2, 1997
North Fork Capital Trust I
North Fork Bancorporation, Inc.
c/o North Fork Bancorporation, Inc.
  275 Broad Hollow Road
  Melville, NY 11747

Ladies and Gentlemen:

     We have acted as special counsel to North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), and North Fork Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. L. Sec. 3801 et. seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-4 filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the guarantee by the Company of 100,000 of the Trust's 8.70% exchange capital trust pass-through securities, liquidation amount of $1,000 per capital security (the "Exchange Capital Securities") with respect to distributions and payments upon liquidation, redemption and otherwise (the "Exchange Guarantee"), (ii) $100,000,000 principal amount of 8.70% Exchange Junior Subordinated Debt Securities due December 15, 2026 (the "Exchange Junior Subordinated Debt Securities") to be issued by the Company and (iii) the Exchange Capital Securities.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-24419) as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on April 2, 1997 under the Act, and Amendment No. 1 thereto filed with the Commission on May 2, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on December 23, 1996;
(iii) the Amended and Restated Declaration of Trust of the Trust, dated as of December 31, 1996 (the "Declaration"), among Daniel M. Healy and John N. DiGiacomo, as administrative trustees, Bankers Trust Company, as property trustee (the "Property Trustee") and Bankers Trust (Delaware), as Delaware trustee; (iv) the form of the Exchange Capital Securities and a specimen certificate thereof; (v) an executed copy of the Registration Agreement, dated as of December 31, 1996 (the "Registration Agreement"), among the Company, the Trust and each of Salomon Brothers Inc and Keefe, Bruyette & Woods, Inc; (vi) an executed copy of the Indenture, dated as of December 31, 1996 (the "Indenture"), between Bankers Trust Company, as Indenture Trustee, and the Company; (vii) the form of the Exchange Junior Subordinated Debt Securities and a specimen certificate thereof; (viii) the Exchange Guarantee; and (ix) the Certificate of Incorporation and Bylaws of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

     Members of our firm are admitted to the Bars of the States of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction.
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     Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective:

          1. The Exchange Guarantee has been duly authorized by the Company, and when (i) the Declaration and Indenture have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Guarantee is duly executed and delivered by the Company and issued in the exchange offer as contemplated by the Registration Agreement and the Registration Statement, the Exchange Guarantee will constitute a valid, legal and binding agreement of the Company in favor of the holders of Exchange Capital Securities, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          2. The Exchange Junior Subordinated Debt Securities have been duly authorized for issuance by the Company, and when (i) the declaration and Indenture have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Junior Subordinated Debt Securities are duly executed, authenticated and issued in accordance with the Indenture and delivered and issued in the exchange offer as contemplated by the Registration Agreement and the Registration Statement, the Exchange Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          3. The Exchange Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the exchange offer as contemplated by the Registration Agreement and the Registration Statement, the Exchange Capital Securities will represent, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration except to the extent that enforcement of the Declaration may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law.

          4. The holders of the Exchange Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Exchange Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Exchange Capital Securities and the issuance of replacement Exchange Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee and to exercise its rights and powers under the Declaration.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Exchange Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                          Very truly yours,
                                          /s/ SKADDEN, ARPS, SLATE,
                                               MEAGHER & FLOM LLP